EXHIBIT 11


                         BRISTOL RETAIL SOLUTIONS, INC.
                    Computation of Earnings (Loss) per Share

                                                                           Three Months Ended September 30,
                                                                                1999            1998
                                                                           -------------   -------------
BASIC LOSS PER SHARE
       Net loss                                                            $    (61,510)   $   (338,994)
       Accretion related to Series A Convertible Preferred Stock                     --              --
       Accretion related to Series B Preferred Stock                                 --              --
       Imputed dividends for Series A Convertible Preferred Stock                    --              --
       Cumulative dividends for Series A Convertible Preferred Stock                 --          (7,580)
       Cumulative dividends for Series B Preferred Stock                        (14,333)             --
                                                                           -------------   -------------
       Net loss applicable to common stockholders                          $    (75,843)   $   (346,574)
                                                                           =============   =============
       Weighted average number of common shares outstanding during the
          period                                                              6,963,282       5,876,201
                                                                           =============   =============

Basic loss to common stockholders per share                                $      (0.01)   $      (0.06)
                                                                           =============   =============

DILUTED LOSS PER SHARE
       Net loss applicable to common stockholders                          $    (75,843)   $   (346,574)
       Plus: Income impact of assumed conversion-Preferred dividends                 --              --
                                                                           -------------   -------------
       Net loss applicable to common stockholders                          $    (75,843)   $   (346,574)
                                                                           =============   =============
       Weighted average number of common shares outstanding during the
          period                                                              6,963,282       5,876,201
       Effect of stock options, warrants and convertible preferred stock treated as common stock equivalents under the treasury stock
          method                                                                     --              --
                                                                           -------------   -------------
          Total shares                                                        6,963,282       5,876,201
                                                                           =============   =============
Diluted earnings (loss) to common stockholders per share                   $      (0.01)   $      (0.06)
                                                                           =============   =============

                                                                           Nine Months Ended September 30,
                                                                               1999             1998
                                                                           -------------   -------------
BASIC LOSS PER SHARE
       Net loss                                                            $   (514,423)   $   (787,719)
       Accretion related to Series A Convertible Preferred Stock                     --        (241,916)
       Accretion related to Series B Preferred Stock                            (52,500)             --
       Imputed dividends for Series A Convertible Preferred Stock                    --        (227,589)
       Cumulative dividends for Series A Convertible Preferred Stock                 --         (23,300)
       Cumulative dividends for Series B Preferred Stock                        (26,883)             --
                                                                           -------------   -------------
       Net loss applicable to common stockholders                          $   (593,806)   $ (1,280,524)
                                                                           =============   =============
       Weighted average number of common shares outstanding during the
          period                                                              6,947,536       5,697,308
                                                                           =============   =============
Basic loss to common stockholders per share                                $      (0.09)   $      (0.22)
                                                                           =============   =============

DILUTED LOSS PER SHARE
       Net loss applicable to common stockholders                          $   (593,806)   $ (1,280,524)
       Plus: Income impact of assumed conversion-Preferred dividends                 --              --
                                                                           -------------   -------------
       Net loss applicable to common stockholders                          $   (593,806)   $ (1,280,524)
                                                                           =============   =============
       Weighted average number of common shares outstanding during the
          period                                                              6,947,536       5,697,308
       Effect of stock options, warrants and convertible preferred stock treated as common stock equivalents under the treasury
          stock method                                                               --              --
                                                                           -------------   -------------
          Total shares                                                        6,947,536       5,697,308
                                                                           =============   =============
Diluted loss to common stockholders per share                              $      (0.09)   $      (0.22)
                                                                           =============   =============